As filed with the Securities and Exchange Commission on May 31, 2013

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WESCO INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	25-1723342
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

225 West Station Square Drive

Suite 700

Pittsburgh, Pennsylvania 15219

(Address of principal executive offices)

WESCO Distribution, Inc. Retirement Savings Plan

WESCO International, Inc. Deferred Compensation Plan for Non-Employee Directors

(Full title of the plan)

Kenneth S. Parks

Vice President and Chief Financial Officer

225 West Station Square Drive

Suite 700

Pittsburgh, Pennsylvania 15219

(Name and address of agent for service)

(412) 454-2200

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

(Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be Registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.01 par value per share, registered under:
WESCO Distribution, Inc. Retirement Savings Plan	2,000,000 shares	$73.44	$146,880,000	$20,035
WESCO International, Inc. Deferred Compensation Plan for Non-Employee Directors	250,000 shares	$73.44	$18,360,000	$2,505
TOTAL	2,250,000 shares	$73.44	$165,240,000	$22,540

(1)	In accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional shares of common stock, par value $0.01 per share, that may be issued pursuant to the WESCO Distribution, Inc. Retirement Savings Plan, as amended and restated effective December 30, 2010 (the “Savings Plan”), and the WESCO International, Inc. Deferred Compensation Plan for Non-Employee Directors, as amended and restated effective September 20, 2007 (the “Deferred Compensation Plan”), to prevent dilution from stock splits, stock dividends or similar transactions. In addition, in accordance with Rule 416(c) under the Securities Act, this registration statement shall be deemed to cover an indeterminate amount of interests to be offered or sold pursuant to the Savings Plan.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act, on the basis of the average high and low sale prices reported for shares of the Registrant’s common stock on the New York Stock Exchange Composite Tape on May 29, 2013.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this registration statement (the “Registration Statement”) registers an additional 2,000,000 shares of common stock, par value $0.01 (“Shares”), of WESCO International, Inc. (the “Registrant”) that may be offered or deemed to be offered pursuant to the WESCO Distribution, Inc. Retirement Savings Plan (the “Savings Plan”). The contents of the registration statement on Form S-8 as filed on November 18, 1999 (registration statement No. 333-91187) are incorporated by reference into this Registration Statement. This Registration Statement also registers 250,000 Shares that may be offered or deemed to be offered pursuant to the WESCO International, Inc. Deferred Compensation Plan for Non-Employee Directors (the “Deferred Compensation Plan”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference into this Registration Statement:

1.	The Savings Plan’s Annual Report on Form 11-K for the fiscal year ended December 29, 2011, as filed on June 26, 2012;

2.	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012, as filed on March 1, 2013;

3.	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, as filed on May 6, 2013;

4.	The Registrant’s Current Report on Form 8-K filed on February 19, 2013; and

5.	The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A12B filed on August 24, 2009, including all amendments and reports updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered by this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing such documents (other than the portions of such documents, which by statute, by designation in such document or otherwise (including but not limited to information disclosed by the Registrant under Items 2.02 or 7.01 of any Current Report on Form 8-K), are not deemed filed with the Commission or are not regarded to be incorporated herein by reference).

Any statement contained in a document all or a portion of which is incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “DGCL”) permits a corporation, in its certificate of incorporation, to limit or eliminate the liability of directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability (a) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for the unlawful payment of a dividend or an unlawful stock purchase or redemption under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit. Article X of the Registrant’s Restated Certificate of Incorporation contains provisions intended to limit a director’s personal liability to the fullest extent permitted under the DGCL.

Under Section 145 of the DGCL, a corporation has the power to indemnify directors and officers under certain circumstances, subject to certain limitations, against specified costs and expenses actually and reasonably incurred in connection with an action, suit or proceeding, whether civil, criminal, administrative or investigative. Article VI of the Registrant’s By-Laws provides that the Registrant will indemnify any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person, or an individual for whom such person is the legal representative, is or was a director, officer, employee or agent of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, against all liability and loss suffered and expenses reasonably incurred by such person. Article VI of the Registrant’s By-Laws further permits the Registrant to maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person or on such person’s behalf in any such capacity, or arising out of such person’s status as such, whether or not the Registrant would have the power to indemnify such person against such liability under the provisions of the Registrant’s By-Laws.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following documents are filed as exhibits to this Registration Statement:

Exhibit No.	Description

3.1	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-4 (No. 333-70404) filed on September 28, 2001)

3.2	Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on September 28, 2009)

4.1	WESCO Distribution, Inc. Retirement Savings Plan, as amended and restated effective December 30, 2010 (the “Savings Plan”) (filed herewith)

4.2	First Amendment to the Savings Plan, dated December 29, 2011 (filed herewith)

4.3	Second Amendment to the Savings Plan, dated February 23, 2012 (filed herewith)

4.4	Third Amendment to the Savings Plan, dated September 7, 2012 (filed herewith)

4.5	Fourth Amendment to the Savings Plan, dated May 23, 2013 (filed herewith)

4.6	WESCO International, Inc. Deferred Compensation Plan for Non-Employee Directors, as amended and restated effective September 20, 2007 (incorporated by reference to Exhibit 10.5 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed on February 22, 2012)

5.1	Opinion of Winston & Strawn LLP (filed herewith)

23.1	Consent of PricewaterhouseCoopers LLC (filed herewith)

23.2	Consent of Alpern Rosenthal (filed herewith)

23.3	Consent of Winston & Strawn LLP (included in their opinion filed as Exhibit 5.1)

24.1	Powers of Attorney (included on the signature page of this Registration Statement)

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers of sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on this 30th day of May, 2013.

WESCO INTERNATIONAL, INC.

By:	/s/ John J. Engel
John J. Engel
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

The undersigned officers and directors of WESCO International, Inc. hereby severally constitute John J. Engel and Kenneth S. Parks and each of them singly our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below this Registration Statement on Form S-8 filed herewith and any and all amendments thereto, and generally do all such things in our name and on our behalf in our capacities as officers and directors to enable WESCO International, Inc. to comply with the provisions of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any one of them this Registration Statement on Form S-8 and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated above.

Signature	Title	Date

/s/ John J. Engel	Chairman, President and Chief Executive Officer	May 30, 2013
John J. Engel	(Principal Executive Officer)

/s/ Kenneth S. Parks	Vice President and Chief Financial Officer	May 30, 2013
Kenneth S. Parks	(Principal Financial and Accounting Officer)

/s/ Sandra Beach Lin	Director	May 30, 2013
Sandra Beach Lin

/s/ George L. Miles, Jr.	Director	May 30, 2013
George L. Miles, Jr.

/s/ John K. Morgan	Director	May 30, 2013
John K. Morgan

/s/ Steven A. Raymund	Director	May 30, 2013
Steven A. Raymund

/s/ James L. Singleton	Director	May 30, 2013
James L. Singleton

/s/ Robert J. Tarr, Jr.	Director	May 30, 2013
Robert J. Tarr, Jr.

/s/ Lynn M. Utter	Director	May 30, 2013
Lynn M. Utter

/s/ Stephen A. Van Oss	Director	May 30, 2013
Stephen A. Van Oss

/s/ William J. Vareschi	Director	May 30, 2013
William J. Vareschi

INDEX TO EXHIBITS TO REGISTRATION STATEMENT ON FORM S-8

Exhibit Number	Description of Document

3.1	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-4 (No. 333-70404) filed on September 28, 2001)

3.2	Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on September 28, 2009)

4.1	WESCO Distribution, Inc. Retirement Savings Plan, as amended and restated effective December 30, 2010 (the “Savings Plan”) (filed herewith)

4.2	First Amendment to the Savings Plan, dated December 29, 2011 (filed herewith)

4.3	Second Amendment to the Savings Plan, dated February 23, 2012 (filed herewith)

4.4	Third Amendment to the Savings Plan, dated September 7, 2012 (filed herewith)

4.5	Fourth Amendment to the Savings Plan, dated May 23, 2013 (filed herewith)

4.6	WESCO International, Inc. Deferred Compensation Plan for Non-Employee Directors, as amended and restated effective September 20, 2007 (incorporated by reference to Exhibit 10.5 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed on February 22, 2012)

5.1	Opinion of Winston & Strawn LLP (filed herewith)

23.1	Consent of PricewaterhouseCoopers LLC (filed herewith)

23.2	Consent of Alpern Rosenthal (filed herewith)

23.3	Consent of Winston & Strawn LLP (included in their opinion filed as Exhibit 5.1)

24.1	Powers of Attorney (included on the signature page of this Registration Statement)